As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-157621

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A-1
 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTANT ENVIRONMENT, INC.

(Exact Name of Small Business Issuer in its Charter)

NEVADA	3585
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

c/o Jeff Mak

1310 Contour Drive

Mississauga, Ontario, Canada, L5H 1B2

 (416) 728-1540

 (Address and Telephone Number of Registrant’s Principal Executive Offices)

c/o Jeff Mak

 1310 Contour Drive

Mississauga, Ontario, Canada, L5H 1B2

 (416) 728-1540

 (Address and Telephone Number of Registrant’s Principal Place of Business)

c/o Jeff Mak

1310 Contour Drive

Mississauga, Ontario, Canada, L5H 1B2

 (416) 728-1540

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	9,920,000	$0.02(2)	$198,400	$11.07

Total	9,920,000	$0.02	$198,400	$11.07

(1)

Represents common shares currently outstanding to be sold by the selling security holders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Although our common stock was approved to trade on the OTCBB under the symbol CTEV it is not currently trading and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.02 per share until our shares commence trading on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED August 14, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Constant Environment, Inc.

9,920,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 9,920,000 shares of common stock, par value $0.001, of Constant Environment, Inc., which are issued and outstanding and held by shareholders of the Company. Our common stock was approved to trade on the OTC Bulletin Board system under the symbol “CTEV” on June 24, 2009. However, to date there has been no trading for our common stock.  The 9,920,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.02 per share until our shares begin trading. All selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.02 has been determined as the selling price based upon such original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 14, 2009

 PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Constant Environment, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Constant Environment, Inc. (“Constant Environment”) was incorporated on July 21, 2008 under the laws of the State of Nevada as an early stage product and services company that provides microclimate systems to specialty markets, who have a need to protect and preserve rare and/or valuable items. Microclimate is a local atmospheric zone where the climate differs from the surrounding area. The term may refer to areas as small as a few square feet (for example a garden bed) or as large as many square mills (for example a valley).

We intend to grow our business aggressively through organic growth. Our offerings include active microclimate control devices which are trusted by museums, archives, and laboratories for the precise control of humidity, temperature, and pollution in enclosed volumes.  Microclimates are used for exhibition cases, archive and artifact storage by the world's major museums.  We believe we can act as a reseller to cater to these markets where there is a highly sought-after need for reliable microclimates. We intend to earn revenue for rendering services which will include; (i) the sale of microclimate solutions (ii) the installation of microclimate systems (iii) consulting services, including assessments and project management.

We offer expertise in the microclimate field; we can offer valuable insight into what the best microclimate solution is based on the customer’s specific needs. We purchase our products from Micro Climate Technology Inc. We have an exclusive licensing agreement with Micro Climate Technology Inc.  In the event that Micro Climate Technology Inc. ceases operations, our business would be adversely affected and could potentially cease operations as a result.  Please carefully read the section titled “Risk Factors”.

The Offering

Securities offered:	9,920,000 shares of common stock

Offering price :

The selling security holders purchased their shares of common stock from the Company at the price of $0.01 per share and will be offering their shares of common stock at a price of $0.02 per share, which includes an increase, based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock begins trading at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	48,838,000 shares of common stock.

Shares outstanding after offering:	48,838,000 shares of common stock.

Our sole executive officer and directors currently own 81.9% of our outstanding common stock. As a result, they have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:	Our common stock was approved to trade on the OTC Bulletin Board under the symbol “CTEV” since June 24, 2009. However, to date there has been no trading for our common stock.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the period from Inception (July 21, 2008) to December 31, 2008 are from our audited financial statements. The statement of operations data and balance sheet data for the three month period ended June 30, 2009 are from our unaudited financial statements.

	From Inception to the year ended December 31, 2008 (audited)	For the Three months ended June 30, 2009
STATEMENT OF OPERATIONS
Revenues	0	0
Total Operating Expenses	25,000	5,086
Net (Loss)/Income	(25,000)	(5,086)

	As of June 30, 2009 (unaudited)	As of December 31, 2008 (audited)
BALANCE SHEET DATA

Cash	15	3,215
Total Assets	15	3,215
Total Liabilities	21,022	6,000
Stockholders’ Equity(Deficit)	(21,006)	(2,785)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

 RISK FACTORS RELATING TO OUR COMPANY

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations

Our auditor has expressed substantial doubt about our ability to continue as a going concern. We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and purchase our inventory, which could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We have a limited operating history that you can use to evaluate us, and therefore we may not survive if we meet some of the problems, expenses, difficulties, complications and delays frequently encountered by a development stage company.

We were incorporated on July 21, 2008. We are a development stage company with no revenue or history to date. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by development stage companies. To date, we have completed only part of our business plan. As a development stage company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

We are dependent upon one major supplier/distributor for our inventory, and in the event that this relationship is ended, or the distributor must cease operations, our business would suffer.

We have an exclusive licensing agreement with Micro Climate Technology, Inc., but that does not guarantee that our business will be successful.  If Micro Climate Technology cannot supply us with needed materials, we may lose clients.  If Micro Climate Technology cannot continue as a business, we may not be able to provide clients with microclimate units/systems which may lead to our ceasing operations.  If for some unforeseen reason, our relationship with Micro Climate Technology is damaged, we may not be able to find another manufacturer that suits our needs, which would affect our ability to continue as a business.

We do not have any patents, copyrights, or trademarks.

We do not currently own any patents, copyrights or trademarks with respect to any of our intellectual properties. Therefore, we have no assurance that we can protect our intellectual properties from infringement by other firms.

Furthermore, in the event that any our competitors are able to secure intellectual property rights protection on intellectual property that we possess we might be precluded from using any such intellectual property.

We are in an intensely competitive industry and any failure to timely implement our business plan could diminish or suspend our development and possibly cease our operations.

The industry for selling microclimate devices/systems is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

If we are unable to generate significant revenues from our operations, we may be unable to expand our services and may be forced to cease operations.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to acquire and maintain businesses in our industry. If we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We may make acquisitions or form joint ventures that are unsuccessful.

Our ability to grow is dependent on our ability to successfully acquire other companies, which creates substantial risk. In order to pursue a growth by acquisition strategy successfully, we must identify suitable candidates for these transactions; however, because of our limited funds, we may not be able to purchase those companies that we have identified as potential acquisition candidates. Additionally, we may have difficulty managing post-closing issues such as the integration into our corporate structure. Integration issues are complex, time consuming and expensive and, without proper planning and implementation, could significantly disrupt our business, including, but not limited to, the diversion of management’s attention, the loss of key business and/or personnel from the acquired company, unanticipated events, and legal liabilities.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. We do not currently have an employment contract with our President, Jeff Mak. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Jeff Mak’s control may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Jeff Mak beneficially owns approximately 82% of our common stock. Accordingly, for as long as this individual continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

RISK FACTORS RELATING TO OUR COMMON STOCK

The offering price of the shares should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of Constant Environment, and may make our shares difficult to sell.

The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 48,838,000 shares of common stock outstanding as of August 14, 2009 11,238,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Our stock price may be highly volatile and subject to wide fluctuations due to many factors, including a substantial market overhang.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, announcements of distribution agreements, or new affiliations or new products and services by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products, or other events or factors, including the risk factors described herein. In addition, the stock market in general experiences significant price and volume fluctuations that are often unrelated to a company’s operating performance. As with any public company, we may be subject to securities class action litigation following periods of volatility in the market price of our securities which could result in substantial costs and a diversion of management’s attention and resources. Additionally, the sale of a substantial number of shares of common stock, or even the potential of sales, in the public market following this offering could deflate the market price for the common stock and make it more difficult for us to raise additional capital through the sale of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our stock price may decrease due to our market cap based on the future issuances of additional shares of common.

Our Articles of Incorporation authorize the issuance of one hundred million shares of common stock and sixty million shares of preferred, par value $.001. As of August 14, 2009, we had 48,838,000 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 51,162,000 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders.

However, our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 9,920,000 shares of our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Our common stock was approved to trade on the OTC Bulletin Board system under the symbol “CTEV” on June 24, 2009. However, to date there has been no trading for our common stock.  The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in December 2008. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

This prospectus contains certain forward-looking statements, including among others: (i) the projected time for commencing operations; (ii) anticipated trends in our financial condition and results of operations; (iii) our business strategy for our plan of operations and (iv) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industry in which we will operate; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this prospectus will in fact transpire. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,920,000 shares of our common stock held by 7 shareholders. Five of the holders of the shares being registered below were issued shares for services rendered to the Company and 2 of the holders of the shares being registered below were issued shares as consideration for loans paid to the Company.  The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 14, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Freda Mak (3)	1,400,000	1,400,000	-	0.0%
Jeff Mak	40,000,000	2,400,000	37,600,000	77.0%
Ka Leung Mak (4)	2,000,000	2,000,000	-	0.0%
Kwok Kong Chan	2,000,000	2,000,000	-	0.0%
Domenic Macchione	2,000,000	2,000,000	-	0.0%
Lucilla Ho	20,000	20,000	-	0.0%
1456146 Ontario Limited (2)	100,000	100,000	-	0.0%

1.

Based on 48,838,000 shares currently issued and outstanding.

2.

Fred Lai is a principal of 1456146 Ontario Limited and has investment control over its shares of our common shares.

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

There is no relationship between the selling shareholders and our principal shareholders and officers and officers and directors.  None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

3.

Freda Mak is the wife of Jeff Mak.

4.

 Ka Leung Mak is the brother of Jeff Mak.

PLAN OF DISTRIBUTION

Our common stock was approved to trade on the OTC Bulletin Board system under the symbol “CTEV” one June 24, 2009. However, to date there has been no trading for our common stock.  The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares begin trading on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.02 or at a privately negotiated price until a market develops for the stock.

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales after this registration statement becomes effective;
●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Security Holders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent permitted by law, the Selling Security Holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Security Holders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. The Selling Security Holders that are broker-dealers are deemed to be underwriters. In addition, the other Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our Common Stock offered hereby will be paid by the selling stockholders.

Each of the Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 48,838,000 shares are issued and outstanding as of August 14, 2009.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 60,000,000 shares of preferred stock, par value $0.001.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The December 31, 2008 financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

We are a development stage product and services company that provides microclimate systems to specialty markets, who have a need to protect and preserve rare and/or valuable items.

We will earn revenue for services including; (i) the sale of microclimate solutions (ii) the installation of microclimate systems (iii) consulting services, including assessments and project management.. We will offer expertise in the microclimate industry; we can design, manage, install, repair, service and provide maintenance for our customers with the same processes, personnel and management.

 In addition to the services we provide, we purchase and resell microclimate systems that are involved in our project installations. We purchase our products from our exclusive vendor. We are economically dependent on this vendor as should they cease operations; our business would be adversely affected.

A microclimate is the environment immediately surrounding an artifact. A microclimate can be created and controlled in a sealed showcase, storage cabinet or archive room.

Modification of a microclimate is usually easier, safer, more accurate, and more cost-effective than solutions that involve modifying the environment in an entire museum, gallery, or room.

Microclimate environmental control systems provide safe and accurate control of humidity, temperature and pollution in museum display cases and storage environments. We offer a wide variety of solutions for conservator-approved climate control in enclosed spaces in museums, archives, and laboratories.

•

Our family of Environmental Control Units can provide humidity tempered air at flows varying for practically any size or design of showcase or enclosure.

•

Microclimate units may be located almost anywhere, from beneath a small display case to as far away as 500 feet/175 meters.

•

Stable humidity levels can be maintained indefinitely, even as temperatures vary, with no media to change.

•

Effective Pollution Control techniques can be easily installed in all units.

•

Substantial Energy Savings can be found simply by controlling only the microenvironment surrounding sensitive artifacts in large rooms.

•

Your choice of positive pressure only, recirculated and scrubbed combinations of fresh air and recirculated air, or Oxygen-free Environments.

SUPPLIERS

We have and exclusive licensing agreement with Micro Climate Technology, Inc.  This agreement allows us to resell the microclimate products they manufacture at an agreeable price.  The agreement is included as Exhibit 10.2

SALES AND MARKETING

We will market and sell our services through direct sales, conferences and exhibitions. We intend to be proactive and interact personally with our clients from time to time. We do not currently employ a full time outside sales force.

We will also use several methods of mass marketing to advertise our products and services including direct mailings, and the distribution of brochures which describe our products and services. We will also explore advertising in museum magazines, and trade shows. Our rough estimate of the cost of our advertising plan is approximately $50,000. Additionally, we plan to develop a web site that describes our business and services. We believe that these methods of marketing are a key factor in securing new business.

COMPETITION

The microclimate market is a niche market very fragmented and highly competitive. In the markets where we operate, we experience intense competition from other independent providers of microclimate systems. We believe that success in the industry is based on building relationships with clients and providing a quality product.  This includes competitive pricing, delivery, efficiency, customer service and satisfaction levels, maintenance of satisfactory relationships, and the ability to anticipate technological changes and changes in customer preferences. We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1310 Contour Drive, Mississauga, Ontario, Canada, L5H 1B2. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Our common stock was approved to trade on the OTC Bulletin Board system under the symbol “CTEV” since June 24, 2009. However, to date there has been no trading for our common stock.

A 4 for 1 forward split of our common stock was deemed effective on August 5, 2009.  The Company had 12,179,500 shares outstanding prior to the split, and will have 48,838,000 shares outstanding following the split.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders of Our Common Stock

As of August 14, 2009, we had 46 registered shareholders.

On July 27, 2009 the Company entered into a Loan Agreement with Lucilla Ho wherein she agreed to loan the Company $20,000 and she will receive 5,000 shares of the Company’s common stock. Such shares shall be restricted in accordance with Rule 144 of the Securities Act of 1933.  A copy of the Loan Agreement is attached as exhibit 10.3.

On August 7, 2009 the Company entered into a Loan Agreement with 1456146 Ontario Limited of which Fred Lai is the principal.  The 1456146 Ontario Limited agreed to loan the Company $50,000 and 1456146 Ontario Limited will receive 100,000 shares of the

Company’s common stock. Such shares shall be restricted in accordance with Rule 144 of the Securities Act of 1933.  A copy of the Loan Agreement is attached as exhibit 10.4.

Stock Option Grants

As of August 14, 2009 we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of August 14, 2009, there were 48,838,000 common shares issued and outstanding, which were held by 46 stockholders of record.

Transfer Agent

Our independent stock transfer agent is Globex Transfer, LLC who is located at 780 Deltona Blvd, Suite 202, Deltona, FL 32725.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

The information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains “forward looking statements.” Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although our management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be materially different from the expectations expressed in this Registration Statement. The following discussion should be read in conjunction with the audited Consolidated Financial Statements and related Notes included in Item 1.

Proposed Milestones to Implement Business Operations:

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to the availability of adequate capital as outlined below:

ONLINE PRODUCT AND SERVICE ORIGINATION

We intend to complete the development of our corporate website. We have not yet contracted with a web design company and expect to launch our website and be fully operational by the end of the 3rd quarter of 2009.  The estimated cost for completing our website is budgeted at $10,000 over the next twelve months. We will be utilizing it to pursue the following market tactics in order to generate leads for our online services:

o

Registering with Internet search engines to ensure our company’s services appear in prime locations when online searches for networking, Microclimate (and micro climate), as well as Controlled Environment, and Indoor climate (and other combinations of those) when they are made;

o

Forming strategic alliances that will generate additional leads from companies offering complementary services;

o

Providing top quality services to encourage referrals, and using our CEO’s existing social network within the microclimate industry;

o

Placing banner advertisements on microclimate related web sites which is designed to bring new qualified visitor/customers directly to the web site. We have approached, but not negotiated or contracted with any additional advertisers who will advertise on our web site during the second quarter of 2009;

o

Linking with existing microclimate sites that will allow users to click and immediately be connected to our company’s web site; and

Our ability to develop organization strength will be severely limited if we raise no or nominal funds. During the next twelve months, we anticipate hiring four additional salaried full-time employees, a number of commissioned full-time employees and no part-time employees. The full-time employees would consist of: 1 administrator at $25,000 per year, 2 Sales people at $40,000 per year, plus commission, and 1 technical person at $55,000 per year. We may utilize the services of staffing and recruiting firms. We may also employ individuals whose sole responsibility will be to identify and recruit qualified technical microclimate specialists. We have budgeted $20,000 over the next twelve months for employee recruiting and training.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. If we are unable to generate sufficient revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, however we may require financing to potentially achieve our goal of profit, revenue and growth. We are seeking equity financing for a total of $250,000-$500,000 to cover our administrative expenses, marketing and expansion. We anticipate that any such financing will be through the sale of shares of our common stock at prices based upon our trading market once such market develops. If we are not able to obtain financing of at least $250,000 it will have a significant impact on our liquidity and ability to proceed with our business expansion plans.

We anticipate that our operational, general and administrative expenses for the next 12 months will total $440,920.00. The estimated breakdown is as follows:

Web Development	$10,000.00
Legal/Accounting	$15,000.00
Upgraded Computer systems	$12,500.00
Telecommunications/DSL	$900.00
Employee recruitment and training	$30,000.00
General Administrative
Advertising	$50,000.00
Automotive	$10,000.00
Deprecation expense	$1,270.00
Employee benefits	$1,500.00
Entertainment	$9,000.00
Insurance	$8,000.00
Office salaries	$180,000.00
Office supplies	$7,000.00
Professional expense	$8,000.00
Rent	$30,000.00
Repairs & Maintenance	$1,500.00
Taxes	$6,250.00
Telephone	$6,000.00
Travel	$50,000.00
Utilities	$4,000.00
Total General Administrative	$372,520.00

Total Expenses	$440,920.00

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. We plan to focus our sales initially in Canada then expand internationally.

In the event we are not successful in generating sufficient revenue, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

Employees

Presently our two officers are contributing their services without payment and certain consultants have accepted shares for services.

In the future, we plan to hire five full time employees and two part-time employees. From time to time, we may employ additional independent contractors to support our development, marketing, sales, support and administrative organization. We also intend to hire 2 sales/marketing staff, 1 administrative assistant, and 2 microclimate technicians. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE  30, 2009

Our operational information is not comparable due to our inception date being July 21, 2008. We  did not generate any revenues for the three and six months ended June 30, 2009. Professional fees include legal and accounting fees and filing fees. Professional fees for the three and six months ended June 30, 2009 was $4,726 and $18,222 respectively.

Net loss for the three and six months ended June 30, 2009 was $5,086 and $19,362 respectively. The loss was primarily due to the professional fees and interest expenses. Loss per share was $0.00 for the period ended June 30, 2009. There were no services contributed by shareholder, consulting and contracting, or bank charges expenses for the three and six months ended June 30, 2009.

RESULTS OF OPERATIONS FOR FROM INCEPTION (JULY 21, 2008) TO THE YEAR ENDED DECEMBER 31, 2008.

The Company did not generate any revenues for the year ended December 31, 2008.

There were no services contributed by shareholder for the year ended December 31, 2008.  Net loss for the year ended December 31, 2008 was $25,000.  The loss was primarily due to the consultant and subcontracting fees. Professional fees for the year ended December 31, 2008 were $9,500 for the incorporation of the Company.  Consulting and contracting expenses for the year ended December 31, 2008 was $15,000 for 3 consultants.

Loss per share was $0.00 for the year ended December 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2009, we had a working capital deficiency of $ $21,007, which represented a working capital decrease of $18,222 as compared to the working capital deficiency position of $2,785 as of December 31, 2008. The decrease is mainly due to the increase of our accounts payable. We did not raise any cash from issuance of common stock.

Cash flows used in operating activities for the six month period ended June 30, 2009 was ($18,222). Cash flows provided by financing activities for the six month period ended June 30, 2009 was $15,022, which was due to stockholder contributions.

On July 27, 2009 the Company entered into a Loan Agreement with Lucilla Ho wherein she agreed to loan the Company $20,000 and she will receive 5,000 shares of the Company’s common stock. Such shares shall be restricted in accordance with Rule 144 of the Securities Act of 1933.  A copy of the Loan Agreement is attached as exhibit 10.3.

On August 7, 2009 the Company entered into a Loan Agreement with 1456146 Ontario Limited of which Fred Lai is the principal.  The 1456146 Ontario Limited agreed to loan the Company $50,000 and 1456146 Ontario Limited will receive 100,000 shares of the Company’s common stock. Such shares shall be restricted in accordance with Rule 144 of the Securities Act of 1933.  A copy of the Loan Agreement is attached as exhibit 10.4.

GOING CONCERN

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended December 31, 2008, our independent registered accountants included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

 INCOME TAXES

Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period. As of December 31, 2008, a deferred tax asset (which arises solely as a result of net operating losses), has been entirely offset by a valuation reserve due the uncertainty that this asset will be realized in the future.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of August 14, 2009 are as follows:

Name	Age	Positions and Offices Held

Kwok Kwong Chan	53	Director/Secretary
Jeff Mak	54	President/CEO/CFO/Secretary/Director/Treasurer, Principal Executive Officer, Principal Financial Officer

BUSINESS EXPERIENCE

Set forth below is the name of our director and officer, all positions and offices held with us , the period during which he has served as such, and the business experience during at least the last five years:

JEFF MAK was appointed as our President, Chief Executive Officer, Chief Financial officer and a member of the Board of Directors as of July 23, 2008. Mr. Mak brings several years of experience in the design and technology industry. He was a founder and director of Logicsys Technologies, Inc a once publicly traded company on the TSX. He was also, president and founder of Eastgate Innovations, Inc. a product design and research and development company which owns several original patents and has licensed to several other companies. Mr. Mak was previously co-founder and director of Peceptek Inc. for 6 years since January 2002 to February 2008.

KWOK KWON CHAN was appointed as a member of the Board of Directors on August 25, 2008. Mr. Chan has over 35 years of experience with electronics industry at varies positions, including product design and top level manufacturing management up to 400 employees. Mr. Chan was officially trained by National Taiwan University with Bachelor degree of electrical engineering which is certified as North America equivalent. Mr. Chan also was trained and successfully completed Diploma in Business Management which is certified as North America equivalent also. Mr. Chan’s experiences not only supported him on product design but also on full scale business management too.

For the past 7 years, Mr. Chan has worked for NOVX Systems Inc., a high technologies company with new invention of optical signal switching. Mr. Chan worked as a “Senior technologies” and was responsible for electronics lab management for 3 years. Previously, Mr. Chan worked for Nytric Ltd.  as a Senior Design Engineer. Mr. Chan was responsible of new product design and development, feasibility study of new inventions.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible new independent board members in the next nine months and have a new independent board in place in the next 12 months.

Family Relationships

There are no family relationships among our directors or officers

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until August 14, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Jeff Mak President, Chief Executive Officer, Chief Financial Officer and Director	2008	$0	0	0	0	0	0	$0	$0
Kwok Kwong Chan Secretary and Director	2008	$0	0	0	0	0	0	$0	$0

Option Grants Table.   There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.   There were no stock options exercised during fiscal year ending December 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of August 14, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Jeff Mak	40,000,000	82%
Common Stock	Kwok Kwong Chan	2,000,000	4.1%
Officers and Directors As a Group (2)		40,500,000	86.1%

 (1)   The percent of class is based on 48,838,000 shares of common stock issued and outstanding as of August 14, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 23, 2008, we issued a total of 10,000,000 shares worth $10,000 to Jeff Mak for services rendered as our founder with respect to the incorporation and set-up of Constant Environment. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Mr. Mak is deemed our founder and promoter.

On August 20, 2008, we issued 500,000 shares to Ka Leung Mak for business development services in China. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 25, 2008, we issued 500,000 shares to Kwok Kwong Chan for services as a director/secretary. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 25, 2008, we issued 500,000 shares to Domenic Macchione for sales and marketing services. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

Our executive offices are located at 1310 Contour Drive, Mississauga, Ontario, Canada, L5H 1B2. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

LEGAL MATTERS

Anslow & Jaclin, LLP has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The annual financial statements included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Financial Statements

CONSTANT ENVIRONMENT INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
Unaudited - See Review Engagement Report

________________________________________

WELLENTECH SERVICES INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
Unaudited

CONTENTS

SIX MONTH PERIOD ENDED 30 JUNE 2009
Balance Sheet (Unaudited)

F-2

Statement of Operations (Unaudited)

F-3

Statement of Cash Flows (Unaudited)

F-4

Notes to Financial Statements

F-5

YEAR ENDED DECEMBER 31, 2008

F-7

Report of Independent Registered Public Accounting Firm

F-8

Balance Sheet

F-9

Statement of Earnings (Loss)

F-10

Statement of Stockholders' Equity

F-11

Statement of Cash Flows

F-12

Notes to Financial Statements

F-13

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

BALANCE SHEETS

	30 June 2009 (Unaudited)	31 December 2008 (Audited)
ASSETS
Current Assets
Cash	$15	$3,215
Total Assets	$15	$3,215

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Advances from shareholder	$21,022	$6,000

Total Liabilities	21,022	6,000

Stockholders' (Deficit)
Common stock: 100,000,000 authorized and 48,718,000 shares issued and outstanding as of June 30, 2009 and December 31, 2008 respectively.	48,718	48,718
Additional paid-in capital	(25,362)	(26,503)
Deficit accumulated during the development stage	(44,362)	(25,000)

Total Stockholders' (Deficit)	(21,006)	(2,785)

Total Liabilities and Stockholders' (Deficit)	$15	$3,215

The accompanying notes are an integral part to these financial statements.

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended 30 June 2009	Six Months Ended 30 June 2009	For The Period From Inception (July 21, 2008) to 30 June 2009
REVENUE	$-	$ -	$-
EXPENSES
Consulting and sub-contracting	-	-	15,000
Professional fees	4,726	18,222	27,722
Interest expense	360	1,140	1,560
Bank charges	-	-	80
	(5,086)	(19,362)	(44,362)

NET LOSS	$(5,086)	$ (19,362)	$(44,362)

LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	48,718,000	48,718,000

The accompanying notes are an integral part to these financial statements.

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended 30 June 2009	For The Period From Inception (July 21, 2008) to 30 June 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,362)	$(44,362)

Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	15,000
Imputed interest on advance from shareholder	1,140	1,560
NET CASH USED IN OPERATING ACTIVITIES	(18,222)	(27,802)

CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	-	6,795
Borrowings on debt – related party	15,022	21,022
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	15,022	27,817

NET INCREASE ( DECREASE) IN CASH	(3,200)	15

CASH, BEGINNING OF PERIOD	3,215	-

CASH, END OF PERIOD	$15	$15

The accompanying notes are an integral part to these financial statements.

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

30 June 2009

1.	ORGANIZATION AND NATURE OF BUSINESS

Constant Environment, Inc. (the "Company"), was incorporated on July 21, 2008, under the laws of the State of Nevada as an early stage product and services company that provides microclimate systems to specialty markets, who have a need to protect and preserve rare and/or valuable items.  Not all information and footnotes are included in these condensed unaudited financial statements, these notes should be read in conjunction with our S-1 registration statement and audited financial statements.

2.	GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.  The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue as a going concern is contingent upon its ability to complete public equity financing and generate profitable operations in the future.  Management's plan in this regard is to secure additional funds through equity financing and through loans made by the Company's stockholders.

3.	BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations and accordingly,  the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in SFAS No. 7, Accounting and Reporting by Development Stage Enterprises.  Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

30 June 2009

CONSTANT ENVIRONMENT, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

30 June 2009

4. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties. Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

The Company received cash advances of $15,022 and $21,022 for the six months ended June 30, 2009 and from inception to June 30, 2009, respectively from a director and shareholder.

Interest has been imputed at 10% resulting in interest expense of $1,140 and $1,560 for the six months ended June 30, 2009 and from inception to June 30, 2009 respectively.

5. SUPPLEMENTAL CASH FLOW INFORMATION

No interest or taxes were paid by the Company for the six months ended June 30, 2009 and from inception to June 30, 2009.

6. SUBSEQUENT EVENTS

On July 15, 2009, the Company's board of directors declared a four-for-one forward stock split on the shares of the Company's common stock. Each shareholder of record on August 6, 2009 received four additional shares of common stock for each share of common stock then held. The Company retained the current par value of $0.001 per share for all shares of common stock. All references in the financial statements to the number of shares outstanding, per share amounts, common stock, additional paid-in capital and stock option data of the Company's common stock have been restated retroactively to reflect the effect of the stock split for all periods presented.

On July 27, 2009 we entered into a Loan Agreement with Lucilla Ho wherein she agreed to loan us $20,000 and she received 20,000 shares of our common stock.

On August 7, 2009 we entered into a Loan Agreement with 1456146 Ontario Limited wherein the entity agreed to loan us $50,000 and she received 100,000 shares of our common stock.

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company's ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Constant Environment Inc.

We have audited the accompanying balance sheet of Constant Environment, Inc. (a development stage company) as of December 31, 2008, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended and for the period from July 21, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Constant Environment, Inc. as of December 31, 2008, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the period then ended and for the period from July 21, 2008 (inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 4, 2009

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

BALANCE SHEETS

AS OF DECEMBER 31, 2008

December 31, 2008
ASSETS
Current Assets
Cash	$3,215
Total Assets	$3,215
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Advances from shareholder	$6,000
Total Liabilities	6,000
Stockholders’ Deficit
Preferred stock, $0.001 par value, 60,000,000 shares authorized, none issued and outstanding as of December 31, 2008
Common stock, $.001 par value, 100,000,000 shares authorized, 12,179,500 issued and outstanding	12,179
Additional paid-in capital	10,036
Deficit accumulated during the development stage	(25,000)
Total Stockholders’ Deficit	(2,785)
Total Liabilities and Stockholders’ Deficit	$3,215

The accompanying notes are an integral part of these financial statements.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JULY 21, 2008 (INCEPTION) TO DECEMBER 31, 2008

July 21, 2008 (Inception) to December 31, 2008

REVENUE	$0
EXPENSES
Consulting and sub-contracting	15,000
Services contributed by shareholder	0
Professional fees	9,500
Interest Expense	420
Bank charges	80
TOTAL EXPENSES	25,000
INCOME TAXES	-
NET (LOSS)	$(25,000)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	11,627,307

The accompanying notes are an integral part of these financial statements.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 21, 2008 (INCEPTION) TO DECEMBER 31, 2008

	Common Stock		Additional Paid-In	Earnings (Deficit) Accumulated During the	Total
	Shares	Amount	Capital	Development Stage	Stockholders’ Equity
Common shares issued at inception	10,000,000	$10,000	$(10,000)	$-	$-
Common shares issued for cash	679,500	679	6,116	-	6,795
Common shares issued for services	1,500,000	1,500	13,500		15,000
Imputed Interest on advance from shareholder	-	-	420	-	420
Net loss	-	-	-	(25,000)	(25,000)
Balance, December 31, 2008	12,179,500	12,17	9,795	(25,000)	(2,785)

The accompanying notes are an integral part of these financial statements.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

 FOR THE PERIOD FROM JULY 21, 2008 (INCEPTION) TO DECEMBER 31, 2008

July 21, 2008 (Inception) to December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(25,000)
Adjustment to reconcile net loss to net cash provided by operating activities:
Common stock issued for services	15,000
Imputed interest on advance from shareholder	420
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(9,580)
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	6,795
Borrowings on debt	6,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	12,795
NET (DECREASE) INCREASE IN CASH	3,215
CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	$3,215

The accompanying notes are an integral part of these financial statements.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31,  2008

1.

ORGANIZATION AND NATURE OF BUSINESS

Constant Environment, Inc. (“Constant Environment”) was incorporated on July 21, 2008 under the laws of the State of Nevada as an early stage product and services company that provides microclimate systems to specialty markets, who have a need to protect and preserve rare and/or valuable items.

The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an S-1 Registration Statement filed with the United States Securities and Exchange Commission. As of December 31, 2008, the Company has collected revenue sufficient to fund the Company’s development expenses and has not required shareholder financing. Once the S-1 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amounts raised will provide revenues sufficient to sustain the operations of the Company.

2.

 GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had limited revenues and has an accumulated deficit which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to complete public equity financing and generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through equity financing and through loans made by the Company’s stockholders.

3.

 BASIS OF PRESENTATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

 DECEMBER 31, 2008

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles. Outlined below are those policies considered particularly significant:

Organization and Start Up Costs

Costs of start up activities, including organization costs are expensed as incurred.

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less. There were no cash equivalents at December 31, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Fair Value of Financial Instruments

The carrying value of the Company’s accounts payable approximates fair value because of the short-term maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the years ended 31 December 2008.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

 DECEMBER 31, 2008

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The Company currently has one revenue stream which is providing information technology consulting services. These revenues are recognized on completion of the services rendered. The customers are billed on completion and are due on receipt. As of December 31, 2008, no revenues have been earned.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments.  The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement No. 123.

The Company did not grant any stock options during the period ended December 31, 2008.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services is recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An amendment of ARB No. 51.SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the statement of operations. SFAS 160 is effective for financial statements issued for fiscal years beginning after 15 December 2008. The adoption of this statement is not expected to have a material effect on the Company’s future financial position or results of operations

In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”).  FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after 15 December 2008. Early adoption is prohibited.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In  May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of  non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is  effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We have not yet commenced evaluating the potential impact, if any, of the adoption of FASB Statement No. 162 on our consolidated financial position, results of operations and cash flows

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

 DECEMBER 31, 2008

5.

CAPITAL STOCK

Authorized
100,000,000 common stock, $0.001 par value
60,000,000 preferred stock. $0.001 par value

2008
Issued
12,179,500 Common stock	$12,179

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company’s ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

On July 23, 2008, we issued a total of 10,000,000 shares at par value worth $10,000 to Jeff Mak for services rendered as our founder with respect to the incorporation and set-up of Constant Environment. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Mr. Mak is deemed our founder and promoter.

On August 20, 2008, we issued 500,000 shares at $0.01 per share and valued at $5,000 to Ka Leung Mak for business development services in China. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 25, 2008, we issued 500,000 shares at $0.01 and valued at $5,000 to Kwok Kwong Chan for services as a director/secretary. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 25, 2008, we issued 500,000 shares at $0.01 and valued at $5,000 to Domenic Macchione for sales and marketing services. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

For the period ended December 31, 2008, we issued 679,500 shares of common stock to 40 investors in a private placement.  The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $6,795.

6.

RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties. Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

During the year the Company received cash advance by a director and a shareholder for $6,000.

CONSTANT ENVIRONMENT INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

 DECEMBER 31, 2008

7.

SUPPLEMENTAL CASH FLOW INFORMATION

During the period ended December 31, 2008 and since inception, there was no interest or taxes paid by the Company.

On August 2008, the Company issued 1,500,000 shares of common stock for general consulting services rendered by three shareholders of the Company. The shares have been valued at the fair market value of the services received of $15,000.

8.

 INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

As of  December 31, 2008, there were no differences between financial reporting and tax bases of assets and liabilities. The Company will have tax losses available to be applied against future years’ income as result of the losses incurred. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets. The net loss carryforward was $25,000 at December 31, 2008.

The deferred tax asset at December 31, 2008 is as follows:

2008
Deferred Tax Asset arising from Net Operating Loss Carry-forwards	$ 8,750
Valuation allowance	(8,750)

Net deferred tax asset	$ -

CONSTANT ENVIRONMENT, INC.

9,920,000 SHARES OF COMMON STOCK

PROSPECTUS

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$11.07
Legal fees and miscellaneous expenses (*)	10,000
Accounting fees and expenses (*)	10,000
Total (*)	$20,011.07

(*) Estimated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On July 23, 2008, we issued a total of 10,000,000 shares worth $10,000 to Jeff Mak for services rendered as our founder with respect to the incorporation and set-up of Constant Environment. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 20, 2008, we issued 500,000 shares to Ka Leung Mak for business development services in China. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 25, 2008, we issued 500,000 shares to Kwok Kwong Chan for services as a director/secretary valued at $5,000 and 500,000 shares to Domenic Macchione for sales and marketing services valued at $5,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During December 2008, we issued 679,500 shares of common stock to 40 investors in a private placement.  The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $6,795. The foregoing 679,500 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Freda Mak	350,000
Wang Gao Gan	10,000
Xu Guang Yu	10,000
Jin Hui	5,000
Chen Shou Qing	10,000
Xu Jia Li	5,000

Wei Chanq Xin	7,500
Ji Bang Jin	10,000
Ji Zheng	7,500
Ying Zhi Yong	5,000
Wang Li	7,500
Zhang Hua	7,500
Chang Shou Cheng	10,000
Song Qiang	7,500
Ding Zhi Qiang	7,500
Hu Li Li	5,000
Gui Chun Zhi	10,000
Zhu Xue Hong	15,000
Fong Hong Mei	15,000
Ding Ling	7,500
Zhang Fang	7,500
Giang Hai Bing	12,000
Zhu Min	7,500
Wang Tong Yun	7,500
Lin Xian Min	10,000
Wang Xiang	10,000
Yuan Xiu Zhen	5,000
Li Ning	5,000
Yang Qin	7,500
Yan Xiao Jing	5,000
Chen Hai Xin	7,500
Wang Guang Shuai	7,500
Wang Ke Xin	7,500
Guan Yuan Ya	15,000
Zhang Bin	10,000
Xia Ri Geng	7,500
Zhang Xin Long	10,000
Song Yuan	7,500
Yao Pan	10,000
Zhang Guo Hong	7,500

On July 27, 2009 we entered into a Loan Agreement with Lucilla Ho wherein she agreed to loan us $20,000 and she received 5,000 shares of our common stock. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 5, 2009, we effectuated a 4-1 forward split of our common stock increasing our outstanding common shares to 48,838,000

On August 7, 2009 the Company entered into a Loan Agreement with 1456146 Ontario Limited of which Fred Lai is the principal.  The 1456146 Ontario Limited agreed to loan the Company $50,000 and 1456146 Ontario Limited will receive 100,000 shares of the Company’s common stock. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant *
3.2	By-Laws of Registrant *
5.1	Opinion of Anslow & Jaclin, LLP regarding the legality of the securities being registered **
10.1	Form of Regulation S Subscription Agreement*
10.2	Licensing Agreement*
10.3 10.4	Loan Agreement ** Loan Agreement **
23.1	Consent of M&K CPAS, PLLC **
23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)

* Incorporated by reference to Form S-1 filed on March 2, 2009

** Incorporated by reference to Form S-1 filed on August 17, 2009

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.       The undersigned registrant hereby undertakes:

(A)	RULE 415 OFFERING: UNDERTAKING PURSUANT TO ITEM 512(A) OF REGULATION S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(B)	REQUEST FOR ACCELERATION OF EFFECTIVE DATE: UNDERTAKING PURSUANT TO ITEM 512(E) OF REGULATION S

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(C)	FOR PURPOSES OF DETERMINING LIABILITY UNDER THE SECURITIES ACT: UNDERTAKING PURSUANT TO ITEM 512(G) OF REGULATION S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario on August 18, 2009.

By:	CONSTANT ENVIRONMENT, INC. /s/ Jeff Mak Jeff Mak President, Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jeff Mak, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Jeff Mak Jeff Mak	President, Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer and Director	August 18, 2009
/s/ Kwok Kwong Chan Kwok Kwong Chan	Secretary, Director	August 18, 2009